Exhibit 99.1

News

June 11, 2020	Analyst Contact:	Megan Patterson
918-561-5325

	Media Contact:	Brad Borror
918-588-7582

ONEOK Announces Pricing of Common Stock Offering

TULSA, Okla. – June 11, 2020 – ONEOK, Inc. (NYSE: OKE) today announced that it priced its previously announced public offering of 26 million shares of its common stock at a price to the public of $32.00 per share. ONEOK expects gross proceeds from the offering, before deducting underwriting discounts and offering expenses, will total approximately $832.0 million.

ONEOK also granted the underwriters a 30-day over-allotment option to purchase up to 3.9 million additional shares.

ONEOK expects to use the net proceeds from the offering for general corporate purposes, which may include the repayment of existing indebtedness and the funding of capital expenditures.

Barclays, J.P. Morgan and Citigroup are acting as lead book-running managers for the offering.

BofA Securities, Credit Suisse and Wells Fargo Securities are also acting as book-running managers for the offering. Goldman Sachs & Co. LLC, Morgan Stanley, PNC Capital Markets LLC, SMBC Nikko, SunTrust Robinson Humphrey and Tudor, Pickering, Holt & Co. are acting as co-managers in the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No assurance can be made that the offering will be consummated on its proposed terms or at all.

A registration statement relating to the common stock was previously filed with, and became effective under the rules of, the Securities and Exchange Commission (“SEC”). ONEOK offered the common stock to the public by means of a prospectus and prospectus supplement, which are part of the registration statement. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus, and the final prospectus supplement,

-more-

ONEOK Announces Pricing of Common Stock Offering

June 11, 2020

when available, may be obtained by visiting the SEC’s website at www.sec.gov or from:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Email: Barclaysprospectus@broadridge.com

Phone: 888-603-5847

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

Attention: Prospectus Department

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 866-803-9204

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 800-831-9146

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

Some of the statements contained in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the closing, net proceeds, and expected use of proceeds of the offering. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors, including, without limitation, prevailing market conditions and difficulties in executing the offering, may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in our other filings that we make with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Forward-looking statements speak only as of the date on which

ONEOK Announces Pricing of Common Stock Offering

June 11, 2020

such statements are made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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